UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2006

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At its meeting on September 14, 2006, the Compensation Committee of the Board of Directors of Western Digital Corporation (the "Company") established the performance goals for the $600,000 long-term target cash award granted to John Coyne on May 11, 2006 under the Company's 2004 Performance Incentive Plan and previously described in the Current Report on Form 8-K filed by the Company on May 16, 2006. The Compensation Committee determined that payment of the long-term cash award will be conditioned upon the Company's accomplishment of predetermined performance goals as measured by a predetermined financial operating metric for the period beginning July 1, 2006 and ending June 27, 2008 (the "Measurement Period"). Depending upon the Company's achievement of these predetermined performance goals, the long-term cash award will be paid within a reasonable period of time following the end of the Measurement Period based on a percentage of the target award amount (ranging from 0% to 200%). The long-term cash award is further subject to the terms and conditions of the Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

September 20, 2006	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary